Exhibit 10.1

EXCHANGE AND CONTRIBUTION AGREEMENT

THIS EXCHANGE AND CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of October 24, 2016, by and among International Textile Group, Inc., a Delaware corporation (the “Issuer”), and each of WLR Recovery Fund IV, L.P., a Delaware limited partnership (“Fund IV”), and WLR IV Parallel ESC, L.P., a Delaware limited partnership (“Parallel”, and, together with Fund IV, the “Investors”).

RECITALS

(A)	The Investors have heretofore made certain loans to, and acquired certain debt issued by, the Issuer which are currently evidenced by the 12% senior subordinated notes due June 30, 2019 made by the Issuer in favor of the Investors (the “Tranche B Notes”);

(B)	Exhibit A sets forth for each of the Investors (i) the certificate number of each Tranche B Note owned by such Investor, (ii) the initial principal amounts of each Tranche B Note owned by such Investor, (iii) the aggregate accrued interest of each Tranche B Note owned by such Investor through the date hereof, and (iv) the total aggregate principal amount and accrued interest of each Tranche B Note owned by such Investor as of the date hereof;

(C)	The Issuer desires to cause Tranche B Notes with an aggregate amount of principal and accrued interest equal to the Surrendered P&I—Common (as defined in Section 1.1(g) below) to be repaid (or prepaid, as the case may be), and the obligations of the Issuer represented thereby to be cancelled, by exchanging the indebtedness evidenced by such Tranche B Notes for 15,000,000 shares of Common Stock (the “Exchange Common Shares”); and

(D)	The Issuer desires to cause Tranche B Notes with an aggregate amount of principal and accrued interest, as determined in Section 1.1(a)(ii) hereof, to be repaid (or prepaid, as the case may be), and the obligations of the Issuer represented thereby to be cancelled, by exchanging the indebtedness evidenced by such Tranche B Notes for a number of shares of Series C Preferred Stock, as determined in Section 1.1(a)(ii) hereof (the “Exchange Series C Preferred Shares”), with the powers, designations, dividend rights, voting powers, rights on liquidation, redemption rights and other preferences and relative, participating, optional or other special rights, and with the qualifications, limitations or restrictions on the shares of such Series C Preferred Stock, as set forth in the Certificate of Designation of the Series C Preferred Stock attached hereto as Exhibit B (the “Certificate of Designation”); and

(E)	The Exchange Common Shares and Exchange Series C Preferred Shares are collectively referred to herein as the “Exchange Shares”; and

(F)	The Investors desire to acquire the Exchange Shares in exchange for the satisfaction in full and cancellation of the Tranche B Notes transferred pursuant to this Agreement at the exchange ratios provided in Section 1.1(a) hereof (the “Debt Exchanges”); and

(G)	The Investors desire to contribute to the capital of the Issuer the Tranche B Notes described in Section 1.1(b) hereof (the “Debt Contribution”);

(H)	The Issuer and the Investors are entering into this Agreement to set forth the terms and conditions applicable to the Debt Exchanges and the Debt Contribution;

(I)	Project Ivory Merger Corporation, a Delaware corporation (the “Equity Purchaser”), Project Ivory Acquisition, LLC, a Delaware limited liability company (the “Tranche B Purchaser” and, together with the Equity Purchaser, the “Purchaser”), the Investors and the other sellers listed therein, and WLR Recovery Fund IV, L.P., a Delaware limited partnership, as representative for the Sellers, have entered into that certain Securities Purchase Agreement, dated as of the date hereof (the “SPA”); and

(J)	In connection with the Purchaser entering into the SPA and as a condition to the Purchaser consummating the transactions contemplated by the SPA, the Investors and the Issuer have agreed to enter into this Agreement and consummate the transactions contemplated by this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

ARTICLE I

DEBT EXCHANGES AND DEBT CONTRIBUTION

Section 1.1    Debt Exchanges and Debt Contribution.

(a)    The Issuer and the Investors hereby agree, subject to the terms and conditions set forth herein, at the Exchange Closing (as defined below), that (i) the Investors shall surrender to the Issuer, for cancellation, Tranche B Notes with an aggregate principal amount and accrued interest of equal to the Surrendered P&I—Common in exchange for the Exchange Common Shares; and (ii) the Investors shall surrender to the Issuer, for cancellation, Tranche B Notes with an aggregate principal amount and accrued interest equal to the Surrendered P&I—Series C in exchange for the Exchange Series C Preferred Shares. The number of Exchange Series C Preferred Shares shall equal the Aggregate Series C Liquidation Value divided by $1,000 (which equals the “Liquidation Value” (as defined in the Certificate of Designation) of one share of Series C Preferred Stock). Exhibit C sets forth the calculation of the parties of the following for each Investor: (i) the total aggregate principal amount and accrued interest of the Tranche B Notes owned by such Investor as of the date hereof, (ii) Surrendered P&I—Common, (iii) Exchange Common Shares, (iv) Surrendered P&I—Series C, (v) Exchange Series C Preferred Shares and (vi) remaining aggregate amount of principal and accrued interest of the Tranche B Notes owned by such Investor. Notwithstanding any provision to the contrary in this Agreement, the fair market value of the Exchange Series C Preferred Shares shall be determined by the Issuer in good faith after the consummation of the Merger (as defined in the

Merger Agreement) and Issuer will provide such determination to the Investors for their consent not later than thirty (30) days prior to filing the Issuer’s U.S. federal income tax return for the Company’s fiscal year that includes the Closing Date (as defined in the SPA), which consent of the Investors shall not be unreasonably withheld, delayed or conditioned, provided that the Investors’ consent shall not be necessary if the Issuer determines that the aggregate fair market value of the Exchange Series C Preferred Shares was Fifty Thousand Dollars ($50,000) or less. Notwithstanding the foregoing, in the event of any Litigation with any Person it is determined that the fair market value of the Exchange Series C Preferred Shares is different than the fair market value determined as set forth in the immediately preceding sentence, then the fair market value of the Exchange Series C Preferred Shares shall be the amount determined as the fair market value of the Exchange Series C Preferred Shares in such Litigation and the amount of Surrendered P&I—Series C and the aggregate amount of principal and interest on the Tranche B Notes contributed to the capital of the Issuer under Section 1.1(b) shall be determined consistent therewith. In the event of any such Litigation against any party, such party shall provide the other party with prompt written notice of such Litigation; provided that failure of such party to provide prompt written notice shall not be deemed a breach of this Agreement except to the extent the other party is actually prejudiced thereby. At the reasonable request of the other party, such party shall provide reasonable information to the other party with respect to such Litigation. For U.S. federal income tax purposes, the Issuer and the Investors shall treat the Debt Exchanges as value-for-value satisfaction of indebtedness within the meaning of Section 108(e)(8) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall act in all respects and for all purposes consistently with the foregoing treatment, including any position taken in any audit or any return, report, claim, or other filing in connection with the determination, assessment or collection of U.S. federal, state or local income taxes (such return, report, claim or other filing, a “Tax Return”), unless required to do so by applicable Law or pursuant to a good faith resolution of a Tax audit, exam or other Litigation (which, if a voluntary resolution by the Issuer shall be made after consultation with the Investors). If the Debt Exchanges result in an ownership change as defined in Treasury Regulation § 1.382-2T and the Closing Date (as defined in the SPA) is not the end of the taxable year of the Issuer for federal income tax purposes, the Issuer shall make a timely closing-of-the-books election pursuant to U.S. Treasury Regulation § 1.382-6(b) with respect to such ownership change. Exhibit D contains an illustrative example of the Debt Exchange.

(b)     The Investors hereby agree, subject to the terms and conditions set forth herein, at the Exchange Closing (as defined below), to contribute to the capital of the Issuer Tranche B Notes with an aggregate principal amount and accrued interest equal to the excess of (x) the Closing P&I Amount less the Surrendered P&I—Common and the Surrendered P&I—Series C over the Tranche B Notes Allocation. For U.S. federal income tax purposes, the Issuer and the Investors shall treat this Debt Contribution as a contribution to the capital of the Issuer within the meaning of Code Section 108(e)(6), and shall act in all respects and for all purposes consistently with the foregoing treatment, including any position taken in any audit or Tax Return, unless required to do so by applicable Law or good faith resolution of a Tax audit, exam or other Litigation (which, if a voluntary resolution by the Issuer shall be made after consultation with the Investors). Exhibit D contains an illustrative example of the Debt Contribution.

(c)    Subject to the terms and conditions of this Agreement, the consummation of the Debt Exchanges and the Debt Contribution shall take place at a closing (the “Exchange Closing”) to be held effective at such time on the Closing Date (as defined in the SPA) but prior to the Closing (as defined in the SPA) as the parties may mutually agree upon, at the offices of Skadden, Arps, Slate Meagher & Flom LLP, Four Times Square, New York, NY, or at such other place as the parties hereto may mutually agree upon. At the Exchange Closing, (i) the Investors shall deliver all of the issued and outstanding Tranche B Notes, including the Tranche B Notes to be cancelled pursuant to the Debt Exchanges and the Debt Contribution, and (ii) the Issuer shall deliver to the Investors (x) certificates representing the Exchange Shares with respect to the Debt Exchanges and (y) replacement Tranche B Notes (which replacement Tranche B Note issued to each Investor shall be delivered as a single physical instrument to such Investor) reflecting the aggregate amount of principal and accrued interest remaining outstanding under the Tranche B Notes delivered to the Issuer which were not cancelled pursuant to the Debt Exchanges and the Debt Contribution. Immediately upon the transfer of the Tranche B Notes to the Issuer under Section 1.1(a) and Section 1.1(b) of this Agreement, such Notes shall be cancelled and of no further force and effect, and all indebtedness thereunder or evidenced thereby shall be hereby released and fully discharged, and no Investor shall have any further rights or claims arising therefrom, irrespective of whether any physical Tranche B Notes or other evidences of indebtedness have been surrendered or marked “cancelled.” For avoidance of doubt, it is expressly understood and agreed that the Exchange Closing will not occur unless all conditions to the consummation of the Merger are satisfied or waived such that the Closing (as defined in the Merger Agreement) will occur immediately after the Exchange Closing and the Closing (as defined in the SPA).

(d)    The Investors shall pay any documentary, stamp or similar issue or transfer tax due with respect to the Debt Exchanges and the Debt Contribution.

(e)    All Debt Exchanges and Debt Contributions shall be made by the Investors in proportion to their relative amount of Closing P&I Amount with respect to the Tranche B Notes held by each Investor.

(f)    The Issuer and Investors shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns (as defined in the SPA), including computing any income of the Issuer from the discharge of indebtedness under Code Section 108(e)(6), and any audit, litigation or other proceeding with respect to the transactions set forth in this Agreement. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or computation or any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(g)    For purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the following meanings:

(i)    “Aggregate Series C Liquidation Value” means the excess of (x) the Closing P&I Amount minus the Surrendered P&I—Common over (y) the Tranche B Notes Allocation.

(ii)    “Closing P&I Amount” means the total aggregate principal amount and accrued interest of the Tranche B Notes as of the Exchange Closing.

(iii)    “Debt Value Percentage” means (x) (A) the Purchase Price (as defined in the SPA) minus (B) the sum of (I) the Existing WLR Common Allocation, (II) $2.00, (III) the Estimated Closing Transaction Expenses, and (IV) the Initial Holdback Amount, divided by (y) the Closing P&I Amount.

(iv)    “Existing WLR Common Allocation” means an amount equal to $0.55 multiplied by 14,334,155.

(v)    “Surrendered P&I—Common” means (A) 15,000,000 multiplied by $0.55 divided by (B) the Debt Value Percentage.

(vi)    “Surrendered P&I—Series C” means (A) the fair market value of the Exchange Series C Preferred Shares divided by (B) the Debt Value Percentage.

(vii)    “Tranche B Notes Allocation” means the (A) Purchase Price (as defined in the SPA) minus (B) the sum of (I) the portion of the Purchase Price allocated to the Common Stock, Series A Preferred Stock and the Series C Preferred Stock as set forth on Schedule 2.1(c) of the SPA (clause (B), the “Stock Allocation”), (II) the aggregate amount of the Estimated Closing Transaction Expenses and (III) the Initial Holdback Amount.

Section 1.2    Legend. Any certificate or certificates representing the Exchange Shares (or any part thereof) will bear the following legend, together with any and all other legends as may be required pursuant to applicable Law (and the Issuer may issue appropriate corresponding stop transfer instructions to any transfer agent for any of such securities):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state law and may not be transferred, sold or otherwise disposed of unless registered under such act and applicable state laws or unless an exemption from the registration requirements under such act or applicable state law requirements is available.”

Such legend and the stop transfer instructions shall be removed and the Issuer shall issue a certificate representing such securities without such legend to the holder thereof if (i) such securities are registered under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) if such securities are sold pursuant to Rule 144 under the Securities Act, and, in the case of clause (ii), when the Investor holding such securities has furnished to the Issuer evidence to such effect that the Issuer finds reasonably satisfactory which may include, without limitation, an opinion of counsel reasonably acceptable to the Issuer (as to form and substance and counsel).

Section 1.3    Certain Covenants of Investors. Prior to the Exchange Closing, the Investors shall have taken all actions, corporate or otherwise, required to be taken by the Investors on or prior to the date of Exchange Closing in connection with this Agreement and the transactions contemplated hereby, including the Debt Exchanges and the Debt Contribution, and shall have obtained all necessary consents, approvals or authorizations required to be obtained by the Investors on or prior to the Exchange Closing in connection with this Agreement and the transactions contemplated hereby, including the Debt Exchanges and the Debt Contribution. At the Exchange Closing the Investors shall deliver the Tranche B Notes described in Sections 1.1(a) and (b) to the Issuer for cancellation and shall deliver to the Issuer such other documents, certificates or other information as the Issuer or its counsel may reasonably request.

Section 1.4    Certain Covenants of the Issuer. At the Exchange Closing the Issuer shall issue and deliver, or cause to be issued and delivered, to the Investors, stock certificates or evidence of book entry registration, registered in the name of each respective Investor, representing duly authorized, validly issued, fully paid and non-assessable Exchange Shares and shall deliver to the Investors such other documents, certificates or other information as the Investors or their counsel may reasonably request.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer hereby represents and warrants to the Investors that:

Section 2.1    Corporate Status. The Issuer is a corporation incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

Section 2.2    Capitalization. The authorized capital stock of the Issuer consists of 250,000,000 shares, consisting of 150,000,000 shares of Common Stock, 100,000,000 shares of preferred stock, par value $0.01 per share, of which 15,000,000 shares are designated as Series A Preferred Stock, 5,000,000 shares are designated as Series B Convertible Preferred Stock, and 5,000,000 shares are designated as Series C Preferred Stock. As of the date of this Agreement immediately prior to the Exchange Closing, 17,468,327 shares of Common Stock are issued and outstanding (including 154,317 vested but uncertificated shares held by management), 3,897,839.4320 shares of Series A Preferred Stock are issued and outstanding (including 732,767.9628 shares to be issued in respect of accrued and undeclared dividends on the date hereof prior to the consummation of the transaction contemplated by this Agreement), 114,628.1126 of Series C Preferred Stock are issued and outstanding, no shares of Series B Convertible Preferred Stock are issued or outstanding, and 40,322 shares of Common Stock are held by the Company as treasury shares.

Section 2.3    Power and Authority; Binding Agreement. The Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to issue the Exchange Shares under this Agreement, and the Issuer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the Debt Exchanges and the Debt Contribution. This Agreement has been duly executed and delivered by the Issuer and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar applicable laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 2.4    Non-Contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under the certificate of incorporation or by-laws of the Issuer. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Issuer or any of its subsidiaries under, (i) any material loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license or similar authorization applicable to the Issuer or any of its subsidiaries or their respective properties or assets or (ii) any material judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Issuer or any of its subsidiaries or their respective properties or assets, other than, in clauses (i) and (ii), any such conflicts, violations, defaults, rights, losses, liens or encumbrances that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on (x) the business condition of the Issuer and its subsidiaries taken as a whole or (y) the ability of the Issuer to perform its obligations under this Agreement.

Section 2.5    Consents and Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission, body or authority or any non-governmental self-regulatory agency, commission, body or authority (each a “Governmental Entity”) is required by the Issuer in connection with the execution and delivery of this Agreement by the Issuer or the consummation by the Issuer of the Debt Exchanges, Debt Contribution or the other transactions contemplated by this Agreement, except such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the Issuer.

Section 2.6    Valid Issuance. When issued pursuant to this Agreement in connection with the Debt Exchanges, the Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights, and the Investors will each receive good title to such shares, free and clear of any liens, claims, security interest or encumbrances, other than any such liens, claims, security interest or encumbrances arising through, or resulting from any action by, any of the Investors.

Section 2.7    Disclaimer of the Issuer. (A) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NONE OF THE ISSUER OR ANY OF ITS OFFICERS, DIRECTORS, STOCKHOLDERS, AFFILIATES, EMPLOYEES OR REPRESENTATIVES

MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE ISSUER OR ANY OF ITS SUBSIDIARIES, THE EXCHANGE SHARES OR OTHER EQUITY INTERESTS OR ASSETS OF THE ISSUER OR ANY OF ITS SUBSIDIARIES, INCLUDING WITH RESPECT TO (I) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR (II) THE PROBABLE SUCCESS OR PROFITABILITY OF THE ISSUER OR ITS SUBSIDIARIES, AFTER THE EXCHANGE CLOSING, AND (B) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE INVESTORS AGREE TO ACCEPT THE EXCHANGE SHARES IN AN “AS IS” “WHERE IS” CONDITION.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor represents and warrants to the Issuer that:

Section 3.1    Partnership Status/Authority/Binding Agreement. Such Investor is a limited partnership duly formed and existing in good standing under the laws of the State of Delaware, and has all requisite partnership power and authority to execute and deliver, and perform its obligations under, this Agreement. All acts required to be taken by such Investor and its partners to enter into this Agreement and consummate the transactions contemplated hereby have been properly taken. Such Investor has taken all necessary partnership action to authorize the execution, delivery and performance of this Agreement and the consummation of the Debt Exchanges and the Debt Contribution. This Agreement has been duly executed and delivered by the Investor and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar applicable laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.2    Title to the Tranche B Notes. Such Investor is the sole record and beneficial holder of the Tranche B Notes transferred by it pursuant to this Agreement and holds such Tranche B Notes free and clear of all claims, liens, security interests, title defects and objections or any other encumbrances of any kind or nature whatsoever. No Investor has assigned, transferred, pledged or hypothecated any Tranche B Notes or any right (including the right to receive payment) thereunder, and the Investor represents and warrants to the Issuer that upon the Exchange Closing, no person or entity shall have any further rights (including any right to receive any payment) under any of the Tranche B Notes transferred pursuant to this Agreement or any predecessor notes or any other instruments of indebtedness. The information on Exhibit A is true, accurate and complete and sets forth for each of the Investors (i) the certificate number of each Tranche B Note owned by such Investor, (ii) the initial principal amounts of each Tranche B Note owned by such Investor, (iii) the aggregate accrued interest of each Tranche B Note owned by such Investor through the date hereof, and (iv) the total aggregate principal amount and accrued interest of each Tranche B Note owned by such Investor as of the date hereof. The Investors’ basis in the aggregate amount of Tranche B Notes immediately prior to the transactions governed by this Agreement total $157,735,076 in the aggregate.

Section 3.3    Investment Intent. Such Investor is acquiring the Exchange Shares being delivered to such Investor under this Agreement for its own account and with no present intention of distributing or selling any of them in violation of the Securities Act or any applicable state securities law. Such Investor will not sell or otherwise dispose of any of such Exchange Shares unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws. Such Investor understands that the Exchange Shares it is acquiring under this Agreement have not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act and that the reliance of the Issuer on this exemption is predicated in part on these representations and warranties of Investor. Such Investor acknowledges and agrees that a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Exchange Shares and related stop transfer instructions will be noted in the transfer records of the Issuer and/or its transfer agent for the Exchange Shares, and that such Investor will not be permitted to sell, transfer or assign any of the Exchange Shares acquired hereunder until such Exchange Shares are registered or unless an exemption from the registration and prospectus delivery requirements of the Securities Act is available.

Section 3.4    Investor Status. Such Investor (i) is either (x) a “Qualified Institutional Buyer” as such term is defined in Rule 144A under the Securities Act or (y) an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act; (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments to be made by it hereunder; (iii) has the ability to bear the economic risks of its investments for an indefinite period of time; and (iv) has sole investment discretion with respect to the Debt Exchanges; and (v) has been given an opportunity to obtain such information from the Issuer as such Investor deems necessary or appropriate with respect to the Debt Exchanges.

Section 3.5    Non-Contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under the partnership agreement and/or other documents governing the internal affairs of the Investor. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Investor or any of its subsidiaries under, (i) any material loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement (including without limitation, the Subordination Agreement), obligation, instrument, permit, concession, franchise, license or similar authorization applicable to the Investor or any of its respective properties or assets or (ii) any material judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Investor or any of its respective properties or assets, other than, in clauses (i) and (ii), any such conflicts, violations, defaults, rights, losses, liens or encumbrances that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the ability of the Investor to perform its obligations under this Agreement.

Section 3.6    Consents and Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by the Investor in connection with the execution and delivery of this Agreement by the Investor or the consummation by the Investor of the Debt Exchanges, Debt Contribution or the other transactions contemplated by this Agreement, except for such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the Investor or its ability to perform its obligations hereunder.

Section 3.7    No Brokers. Neither such Investor, nor any of its respective partners or other representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the Debt Exchanges or Debt Contribution.

Section 3.8    No Other Representations or Warranties. Each of the Investors is an informed and sophisticated purchaser, and has engaged advisors, experienced in the evaluation and purchase of securities such as the Exchange Shares. Each of the Investors has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable such Investor to make an informed decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby. The Issuer and its representatives have answered to each Investors’ satisfaction all inquiries that such Investor or its representatives have made concerning the Exchange Shares. Except in connection with claims of or arising from fraud, each Investor agrees to accept the Exchange Shares without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Issuer, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, each Investor acknowledges that the Issuer makes no representation or warranty with respect to any other information or documents made available to any of the Investors or its counsel, accountants or advisors with respect to the Exchange Shares, except as expressly set forth in this Agreement.

ARTICLE IV

INTENTIONALLY OMITTED

ARTICLE V

MISCELLANEOUS

Section 5.1    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective must be in writing and, unless otherwise expressly provided herein, are deemed to have been duly given or made when delivered by hand or by courier, or by certified mail, or when transmitted by facsimile and a confirmation of transmission printed by sender’s facsimile machine, or when transmitted by electronic mail. A copy of any notice given by facsimile also must be mailed, postage prepaid, to the addressee. Notices to the respective parties hereto must be addressed as follows:

If to the Investors:

c/o WL Ross & Co. LLC
1166 Avenue of the Americas
New York, New York 10036
Attention:	Su Yeo
Telephone:	(212) 829-7320
Telecopier:	(212) 278-9264
E-Mail:	syeo@wlross.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention:	Steven J. Daniels
Telephone:	(212) 735-2904
Telecopier:	(917) 777-2904
E-Mail:	steven.daniels@skadden.com

If to the Issuer:

International Textile Group, Inc.
804 Green Valley Road, Suite 300
Greensboro, North Carolina 27408
Attention:	Neil M. Koonce, Esq.
Telephone:	(336) 379-6568
Telecopier:	(336) 379-2221
E-Mail:	Neil.Koonce@itg-global.com

With a copy to each of the following:

Jones Day
1420 Peachtree Street, N.E., Suite 800
Atlanta, Georgia 30309-3053
Attention: Mark Hanson and William J. Zawrotny
Facsimile No.: (404) 581-8330
E-mail: mlhanson@jonesday.com and wjzawrotny@jonesday.com

King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309
Attention: C. William Baxley and Robert Leclerc
Facsimile No.: (404) 572-5100
E-mail: bbaxley@kslaw.com and rleclerc@kslaw.com
and

Morris James LLP
500 Delaware Avenue, Suite 1500
Wilmington, Delaware 19801
Attention: Lewis H. Lazarus and Brett M. McCartney
Facsimile No. (302) 571-1750
Email: llazarus@morrisjames.com and bmccartney@morrisjames.com

Any party may alter the address to which communications or copies are to be sent by giving notice of the change of address under this Section. Any notices, requests or demands to be made to any of the parties hereto pursuant to this Agreement shall also be delivered to the Purchaser and its counsel in the manner set forth in Section 9.1 of the SPA.

Section 5.2    Entire Agreement. This Agreement (including all schedules and exhibits hereto and all certificates and other documents delivered in connection with this Agreement), together with the SPA (which the parties acknowledge the Issuer is not a party thereto) and all certificates and other documents delivered in connection with the SPA, contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

Section 5.3    Headings. The headings in this Agreement are for purposes of reference only and are not to be considered in construing this Agreement.

Section 5.4    Defined Terms. Capitalized terms used and not defined herein shall have the meanings set forth in the SPA.

Section 5.5    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered constitutes an original and all together shall constitute one Agreement.

Section 5.6    Enforceability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, is, to any extent, invalid or unenforceable, the remaining terms and provisions of this Agreement or application to other Persons and circumstances are not invalidated thereby, and each term and provision hereof is to be construed with all other remaining terms and provisions hereof to effect the intent of the parties hereto to the fullest extent permitted by law.

Section 5.7    Law Governing. This Agreement is to be construed and enforced in accordance with and shall be governed by the laws of the State of Delaware applicable to contracts executed in and to be fully performed in that state. Any suit, action or proceeding arising out of, or based upon, any claim involving this Agreement shall be instituted exclusively in the courts of the State of Delaware, sitting in the County of New Castle, Delaware and/or in the United States District Court for the District of Delaware, and the parties hereto waive any objection which they or any of them may have to the laying of venue of such suit, action or proceeding therein. Each of the parties hereto hereby consents to the exercise of personal jurisdiction over such party by any such court in any such suit, action or proceeding, and hereby waives trial by jury in any such suit or proceeding.

Section 5.8    Survival. Notwithstanding any provision to the contrary in this Agreement, none of the representations or warranties of the Issuer in this Agreement and none of the covenants of the Issuer in this Agreement to be performed by the Issuer prior to the Exchange Closing shall survive the Exchange Closing.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Neil W. Koonce
Name:	Neil W. Koonce
Title:	Vice President

WLR RECOVERY FUND IV, L.P.

By:	WLR RECOVERY ASSOCIATES IV, LLC, its General Partner

By:	/s/
Name:
Title:

WLR IV PARALLEL ESC, L.P.

By:	INVESCO WLR IV Associates, LLC, its General Partner

By:	/s/
Name:
Title:

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